EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 151 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 002-27962) of my opinion dated November 12, 2014, which was filed as Exhibit (i) to Post-Effective Amendment No. 147.

/s/ Velvet R. Regan
Velvet R. Regan, Esq.

March 2, 2015

Boston, Massachusetts